UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 24, 2018
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to that certain Investment Agreement, dated March 1, 2018 (the “Investment Agreement”), by and among (i) Roadrunner Transportation Systems, Inc. (the “Company”) and (ii) Elliott Associates, L.P. and Brockdale Investments LP (collectively, the “Purchasers”), the full text of which was filed as Exhibit 10.35 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2018. On April 24, 2018, the parties held a closing pursuant to the Investment Agreement, pursuant to which the Company issued and sold to the Purchasers, and the Purchasers purchased from the Company, 18,228 shares of the Company’s Series E-1 Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series E-1 Preferred Stock”), at a purchase price of $960 per share, for a total purchase price of $17,498,880. The proceeds of the sale of such shares of Series E-1 Preferred Stock will be used to provide working capital to support the Company’s current operations and future growth and to repay a portion of the indebtedness under our ABL Facility as required by the credit agreement governing that facility.
The issuance and sale of the shares of Series E-1 Preferred Stock by the Company to the Purchasers was made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act. Each of the Purchasers represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the shares of Series E-1 Preferred Stock are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the certificates evidencing the shares of Series E-1 Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: April 25, 2018	By:	/s/ Terence R. Rogers
Terence R. Rogers
Chief Financial Officer